EX-99 (14)(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Franklin Templeton ETF Trust of our report dated November 15, 2022, relating to the financial statements and financial highlights, which appears in Franklin Focused Growth Fund’s Annual Report on Form N-CSR for the year ended September 30, 2022. We also consent to the references to us under the headings “Service Providers” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
March 3, 2023